UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

(281) 878-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

ENGlobal Corporation (the “Company” or “ENGlobal”) held its 2022 Annual Meeting of Shareholders on June 9, 2022. The following proposals were submitted to the holders of the Company’s common stock (the “Common Stock”) for a vote:

•	The election of five directors to the Board of Directors of ENGlobal,

•	The ratification of the appointment of Moss Adams, LLP as the independent auditors of ENGlobal for fiscal year 2022.

•	A non-binding “say-on-pay” advisory vote on the compensation of our named executive officers

The results of such votes were as follows:

1. The following votes were cast in the election of the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
William A. Coskey, P.E.	12,111,186	186,086
Mark A. Hess	12,128,265	169,007
Christopher D. Sorrells	12,145,042	106,281
Lloyd G. Kirchner	11,565,483	731,784
Kevin M. Palma	12,154,903	142,369

The number of broker non-votes for all directors was 9,321,108.

2. The following votes were cast in the ratification of the appointment of Moss Adams, LLP as the independent auditors of the Company for fiscal year 2022 and

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
21,545,867	69,954	2,559

3. The following votes were cast for the approval of a non-binding “say-on-pay” advisory vote on the compensation of our named executive officers:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Votes Broker Non-Votes
12,081,698	153,707	61,867	9,321,108

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGlobal Corporation

Dated: June 10, 2022	/s/ Darren W. Spriggs
Darren W. Spriggs Chief Financial Officer, Corporate Secretary and Treasurer

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